EXHIBIT 99.02

FORM OF
AMENDED STRAYER EDUCATION, INC.
1996 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEE

Strayer Education, Inc., a Maryland corporation (the "Corporation"), hereby grants an option to purchase shares of its common stock, $.01 par value, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Corporation's Amended 1996 Stock Option Plan (the "Plan").

Grant Date:
Expiration Date:	subject to special provisions for termination of Service as described in the attachment and Plan.
Name of Optionee:
Number of Shares Covered by Option:
Option Price per Share:	$
Vesting Schedule:	This option will vest in its entirety on the fourth anniversary of the Grant Date; subject to special provisions for Change of Control or termination of Service as described in the attachment and Plan.

By signing this cover sheet you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. IN PARTICULAR, YOU ACKNOWLEDGE THAT THIS OPTION GRANT CONSTITUTES CONSIDERATION FOR YOUR ACCEPTANCE OF THE NON-COMPETITION PROVISIONS CONTAINED IN THE ATTACHED AGREEMENT. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement or the attachment should appear to be inconsistent.

Optionee:
                                                                    (Signature)

Corporation:
                                                                    (Signature)

             Title:

Attachments

This is not a stock certificate or a negotiable instrument.

AMENDED STRAYER EDUCATION, INC.
1996 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Defined Terms	For purposes of this option:

"Service" means service as an employee, officer, director or consultant to the Corporation. A change in your position or duties shall not result in interrupted or terminated Service, so long as such you continue to be an employee, officer, director of or consultant to the Corporation.

"Disability" means the inability to perform the duties of one's position with the Corporation by reason of a medically determined physical or mental impairment which has existed for a continuous period of at least 26 weeks and which, in the judgment of a physician who certifies to such judgment, is expected to be of indefinite duration or to result in imminent death.

"Change in Control" of the Corporation means the occurrence of any of the following after the Grant Date:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either: (i) the then-outstanding shares of the Corporation's Stock ("Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this section; or

(b) Individuals who constitute the Board of the Corporation as of the Grant Date (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or any of the Investors; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation with or to any Person other than a person under the control of one or more of the Investors (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Stock of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Stock of the Corporation, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Vesting	This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to the total number of shares covered by this option, as shown on the cover sheet (the "Option Shares"), on the fourth anniversary of the Grant Date.

Notwithstanding the vesting schedule in the preceding paragraph, the Option Shares shall become fully vested upon the occurrence of a Change in Control of the Corporation or upon your Death or Disability.

No additional shares of Stock will vest after your Service has terminated for any reason.

Term	Your option will expire in any event at the close of business at Corporation headquarters on the day before the 8th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Termination of Service	If your Service terminates for any reason other than your death or Disability, then if unvested as of the date of termination of Service, your option will immediately expire, and if vested as of the date of termination of Service, your option will expire at the close of business at Corporation headquarters twelve (12) months after such termination date.

Death or Disability	If your Service terminates because of your death, then your option will immediately become fully vested and your option will expire at the close of business at Corporation headquarters on the date twelve (12) months after the date of death. During that twelve month period, your estate or heirs may exercise your vested option.

If your Service terminates because of your Disability, then your option will immediately become fully vested, and your option will expire at the close of business at Corporation headquarters on the date twelve (12) months after the date of such termination. During that twelve-month period, you or your legal representative may exercise your vested option.

Notice of Exercise	When you wish to exercise this option, you must notify the Corporation by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase (in increments of at least 100 shares). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Corporation.

If someone else wants to exercise this option after your death, that person must prove to the Corporation's satisfaction that he or she is legally entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price and withholding taxes for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•	Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Corporation.

•	Shares of Stock of the Corporation which have already been owned by you for more than six months and which are surrendered to the Corporation. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•	By delivery (on a form prescribed by the Corporation) of an irrevocable direction to a licensed securities broker acceptable to the Corporation to sell Stock of the Corporation and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate option price and any withholding taxes.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Corporation is not obligated to honor a notice of exercise from your spouse, nor is the Corporation obligated to recognize your spouse's interest in your option in any other way.

Retention Rights	Neither your option nor this Agreement give you the right to be retained by the Corporation (or any Subsidiaries) in any capacity, subject to applicable legal requirements or contractual provisions, the Corporation (and any Subsidiaries) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Corporation until a certificate for your option's shares has been issued following proper exercise and payment therefore. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Non-Competition	During the period you are providing Services to the Corporation and for a period of one year thereafter, you shall not take actions in competition with the Corporation in any state or similar jurisdiction in which the Corporation conducts a material amount of its business. Unless otherwise specified in an employment or other agreement between the Corporation and you, you take actions in competition with the Corporation if you:

•	Fail to keep strictly confidential all confidential business information disclosed by the Corporation to you, or which is obtained by you or otherwise disclosed to you in connection with performing Services for the Corporation, or use any such confidential information for any purpose other than performing Services for the Corporation; provided, however, that the foregoing shall not apply to information which (1) at the time of disclosure to you is already a matter of public knowledge, (2) after disclosure to you becomes a matter of public knowledge, except by your breach of this provision , (3) was already in your possession at the time of disclosure and does not solely constitute specific and detailed information regarding the Corporation (it being acknowledged that you possessed extensive industry experience and general knowledge of the education sector prior to joining the Corporation); or (4) which is required to be disclosed by law or regulation ;

•	Enter into any employment, consulting or similar relationships with third parties which will result in a direct and material conflict of interest with the Corporation's business;

•	Act in any managerial capacity for or acquire an ownership interest in (except a minority interest of 5% or less acquired for investment purposes in a company whose stock is traded on a public exchange) any person or entity that is a direct and material competitor of the Corporation;

•	Without the written consent of the Corporation, solicit or direct anyone else to solicit any officer or key employee of the Corporation (y) to terminate his or her employment or other relationship with the Corporation or (z) to seek or accept employment with you or any third party; provided that the foregoing shall exclude actions which are the result of persons responding to general advertisements and do not involve any solicitation on your part.

You acknowledge and agree that any material breach by you of any of the provisions of this Section (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if you materially breach, or threaten to materially breach, any of the Restrictive Covenants, the Corporation and its affiliates shall have the right to have the

Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against you of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation and its affiliates under law or in equity (including, without limitation, the recovery of damages). In addition, in the event of such a material breach of the Restrictive Covenants the Corporation shall have the right to cause a forfeiture of your rights under this option agreement, including the right to cause: (i) a forfeiture of this option agreement, and (ii) with respect to the period commencing on the date of your termination of Service with the Corporation and ending twelve (12) months following such termination of Service (A) a forfeiture of any net gain recognized by you upon the exercise of this option agreement or (B) a forfeiture of any Stock acquired by you upon the exercise of this option agreement (but in such event the Corporation will repay you the option exercise price without interest).

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock of the Corporation, the number of shares covered by this option and the option price per share shall be adjusted appropriately (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Consent to Electronic Delivery	The Corporation may choose to deliver certain informational materials relating to the Plan in electronic form. By accepting this option grant you agree that the Corporation may deliver the Plan prospectus and the Corporation's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Corporation would be pleased to provide copies. Please contact the General Counsel of the Corporation to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms andconditions described above and in the Plan.